INTEREST CONVERSION AGREEMENT

This Interestt Conversion Agreement is entered into effective as of this 31st day of January 2011, by and between **Eric P. Roy** ("**Creditor**") at 6750 A-2 Avery-Muirfield Road, Dublin, Ohio, 43017, or such other place as the **Creditor** may designate in writing, **The Guitammer Company**, an Ohio corporation ("Guitammer-Ohio") and **The Guitammer Company**, a Nevada corporation ("Guitammer-Nevada").

RECITALS

WHEREAS, the parties acknowledge that on May 18, 2011, Guitammer-Ohio caused the formation of Guitammer-Nevada and entered into a Plan and Agreement of Reorganization with Guitammer-Nevada to form a holding company structure whereby Guitammer-Ohio became a wholly owned subsidiary of Guitammer-Nevada; and.

WHEREAS, WHEREAS, Eric P. Roy holds a Promissory Note dated as of May 13, 2005, amended and restated in a Promissory Note dated September 1, 2007, in the aggregate principal amount of $100,000 (the "Principal") of Guitammer-Ohio with remaining balance at January 31, 2012 of $39,622.15, that bears interest (the "Interest") at the rate of 12.0% per annum, (the "Note"); and Eric P. Roy is owed $4,358.46 for interest due on this note; and

WHEREAS, the **Creditor**, and the board of directors of Guitammer-Ohio and Guitammer-Nevada deem it advisable and in the best interests of said **Creditor** and the corporation and their respective shareholders that the Unpaid Interest may be convertible into shares of Common Stock of Guitammer-Nevada (the "Common Stock") at the option of the **Creditor**.

NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Conversion of Unpaid Interest. The Unpaid interest shall be convertible into shares of Common Stock, on the terms and conditions set forth in this Section 1.

(a) Conversion Right. The **Creditor** shall be entitled to convert the outstanding and unpaid interest into 17,434 fully paid and non-assessable shares of Common Stock. Guitammer-Nevada shall pay any and all stock transfer, stamp, documentary and similar taxes (excluding any taxes on the income or gain of the **Creditor**) that may be payable with respect to the issuance and delivery of shares of Common Stock to the **Creditor** upon conversion of Conversion Amount. To the extent permitted by law, Guitammer-Nevada and the **Creditor** acknowledge and agree that conversion of the Conversion Amount into shares of Common Stock pursuant to the terms of this Section 1(a) will not be treated as a taxable transaction and Guitammer-Nevada and the **Creditor** agrees to report any such conversion in a manner consistent with the foregoing treatment.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 1(a) (the "**Conversion**

Rate") shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (as defined below).

(i) "**Conversion Amount**" means the sum of Unpaid Interest of $4,358.46 to be converted.

(ii) "**Conversion Price**" means $0.25.

(c) Mechanics of Conversion.

(i) Conversion. To convert the Conversion Amount into shares of Common Stock on any date (a "**Conversion Date**"), the **Creditor** shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 4:00 p.m., Nevada Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "**Conversion Notice**") to Guitammer-Nevada. On or before 4:00 p.m., Nevada Time, on the first (1st) Business Day following the date of receipt of a Conversion Notice, Guitammer-Nevada shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the **Creditor** (at the facsimile number provided in the Conversion Notice) and Guitammer-Nevada's transfer agent, if any (the "**Transfer Agent**"). On or before 4:00 p.m., Nevada Time, on the third (3rd) Business Day following the date of receipt of a Conversion Notice (the "**Share Delivery Date**"), Guitammer-Nevada shall (X) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to credit such aggregate number of shares of Common Stock to which the **Creditor** shall be entitled to the **Creditor's** or its designee's balance account with DTC through its Deposit/Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or if the **Creditor** otherwise requests, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the **Creditor** or his designee, for the number of shares of Common Stock to which the **Creditor** shall be entitled.

(ii) Legend. Each certificate for the shares of Common Stock to be issued to the **Creditor** pursuant to this Section 1 will bear the following restrictive legend:

> THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO GUITAMMER-NEVADA.

2. <u>The **Creditor** Representations</u>. The **Creditor**, represents and warrants to Guitammer-Nevada that the statements contained in this Section 2 are true and correct as of the date hereof.

2.1 The **Creditor** is an "accredited investor" as defined by Rule 501 of Regulation D under the Securities Act of 1933 (the "Act"), and the **Creditor** is capable of evaluating the merits and risks of its investment in the Common Stock and has the ability and capacity to protect its interests.

2.2 The **Creditor** understands that the Common Stock has not been registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act and/or Regulation D thereunder as a transaction by an issuer not involving any public offering and that, in the view of the Securities and Exchange Commission (the "Commission"), the statutory basis for the exception claimed would not be present if any of the representations and warranties of the **Creditor** contained in this Agreement are untrue or, notwithstanding the **Creditor's** representations and warranties, the **Creditor** currently has in mind acquiring any of the Common Stock for resale upon the occurrence or non-occurrence of some predetermined event.

2.3 In the event the **Creditor** elects to convert the outstanding and unpaid Conversion Amount into shares of Common Stock, it is acquiring such shares of Common Stock as principal for its own account, and not for the benefit of any other person, for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing of the shares of Common Stock in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the shares of Common Stock is not a liquid investment.

2.4 The **Creditor** confirms that The **Creditor** has had the opportunity to ask questions of, and receive answers from, Guitammer-Nevada or any authorized person acting on its behalf concerning Guitammer-Nevada and its business and to obtain any additional information, to the extent possessed by Guitammer-Nevada (or to the extent it could have been acquired by Guitammer-Nevada without unreasonable effort or expense) necessary to verify the accuracy of the information received by the **Creditor**. In connection therewith, the **Creditor** acknowledges that the **Creditor** has had the opportunity to discuss Guitammer-Nevada's business, management and financial affairs with Guitammer-Nevada's management or any authorized person acting on its behalf. The **Creditor** has received and reviewed all the information concerning Guitammer-Nevada and the Common Stock, both written and oral, that the **Creditor** desires. Without limiting the generality of the foregoing, the **Creditor** has been furnished with or has had the opportunity to acquire, and to review all information, both written and oral, that the **Creditor** desires with respect to Guitammer-Nevada's business, management, financial affairs and prospects. In determining whether to convert the outstanding and unpaid Conversion Amount into shares of Common Stock, the **Creditor** has relied solely on the **Creditor's** own knowledge and understanding of Guitammer-Nevada and its business based

upon the **Creditor's** own due diligence investigations and Guitammer-Nevada's filings with the Commission.

2.5 The **Creditor** has carefully considered and has discussed with its legal, tax, accounting and financial advisors, to the extent the **Creditor** has deemed necessary, the suitability to convert the outstanding and unpaid Conversion Amount into shares of Common Stock for the **Creditor's** particular federal, state, provincial, local and foreign tax and financial situation and has independently determined that to convert the outstanding and unpaid Conversion Amount into shares of Common Stock is a suitable investment for the **Creditor**. The **Creditor** understands that it (and not Guitammer-Nevada) shall be responsible for the **Creditor's** own tax liability that may arise as a result of the investment in the Common Stock or the transactions contemplated by this Agreement.

2.6 The **Creditor** acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk and that the **Creditor** can bear the economic risk of investing in the Common Stock, including a total loss of its investment. The **Creditor** recognizes and understands that no federal, state, provincial or foreign agency has recommended or endorsed the purchase of the Common Stock. The **Creditor** acknowledges that it has such knowledge and experience in financial and business matters that the **Creditor** is capable of evaluating the merits and risks of an investment in the Common Stock and of making an informed investment decision with respect thereto.

3. Miscellaneous.

(a) Further Assurances. At any time, and from time to time, after the date hereof, each party will execute such additional instruments and take such action as may be reasonably requested by another party to carry out the intent and purposes of this Agreement.

(b) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person, by fax or sent by prepaid first class registered or certified mail, return receipt requested to the address provided by one party to the other.

(d) Recitals and Headings. The above Recital clauses are contractual and material parts of this Agreement. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

By: ______________________

THE GUITAMMER COMPANY, an Ohio corporation

By: ______________________
Mark A. Luden
Chief Executive Officer

THE GUITAMMER COMPANY, a Nevada corporation

By: ______________________
Mark A. Luden
Chief Executive Officer

EXHIBIT I

CONVERSION NOTICE

Reference is made to the Debt Conversion Agreement entered into effective as of the 21th day of December2011, by and between **Eric P. Roy**, The Guitammer Company, an Ohio corporation and The Guitammer Company, a Nevada corporation. In accordance with and pursuant to such Agreement, the undersigned hereby elects to convert the Conversion Amount (as defined in the Agreement) of the Unpaid Interest indicated below into shares of Common Stock par value $0.001 per share (the "Common Stock") of The Guitammer Company, a Nevada Corporation, as of the date specified below.

Date of Conversion: January 31, 2012

Aggregate Conversion Amount to be converted: $4,358.46

Please confirm the following information:

Conversion Price: At $.25 per share

Number of shares of common stock to be issued: 17,434

Please issue the Common Stock into which the Unpaid Interest is being converted in the following name and to the following address:

Issue to: **Eric P. Roy**

Facsimile Number: ________

Authorization: **Eric P. Roy**

By: Eric P. Roy

Dated: 1/31/2012